Exhibit 99.1

HEI Stoneleigh Hotel LLC
Le Méridien Stoneleigh

Financial Report
For the Nine Months Ended September 30, 2015 and
Year Ended December 31, 2014

Contents

Independent Auditor's Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Member's Equity (Deficit)	4

Statements of Cash Flows	5

Notes to Financial Statements	6 – 10

Independent Auditor's Report

To the Member
HEI Stoneleigh Hotel LLC

Report on the Financial Statements
We have audited the accompanying financial statements of HEI Stoneleigh Hotel LLC (the Company), which comprise the balance sheets as of September 30, 2015 and December 31, 2014, and the related statements of operations, changes in member’s equity (deficit) and cash flows for the nine months ended September 30, 2015 and the year ended December 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HEI Stoneleigh Hotel LLC as of September 30, 2015 and December 31, 2014, and the results of its operations and its cash flows for the nine month period ended September 30, 2015 and the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter
On October 23, 2015, the Company entered into a purchase and sale agreement with CWI Dallas Hotel, L.P. for the sale of the Le Méridien Stoneleigh Hotel (the Hotel). On November 20, 2015, the Hotel was sold for $70,000,000 (see Note 9).

/s/RSM US LLP

Chicago, Illinois
February 8, 2016

HEI Stoneleigh Hotel LLC

Balance Sheets

	September 30, 2015	December 31, 2014
Assets

Investment in hotel property, net	$27,581,850	$24,441,079
Cash and cash equivalents	800,026	1,192,106
Restricted cash	281,821	466,213
Accounts receivable	791,875	220,220
Inventories	79,916	72,351
Deferred financing costs, net	209,343	206,856
Due from affiliates	641,231	353,695
Prepaid expenses and other assets	90,577	578,979

	$30,476,639	$27,531,499

Liabilities and Member's Equity (Deficit)

Mortgage payable	$35,000,000	$20,000,000
Accounts payable and accrued expenses	1,294,004	1,193,726
Advance deposits	305,389	224,475
Accrued property taxes	635,801	142,401
Other liabilities	862,500	900,000
	38,097,694	22,460,602

Member's equity (deficit)	(7,621,055)	5,070,897

	$30,476,639	$27,531,499

See notes to financial statements.

HEI Stoneleigh Hotel LLC

Statements of Operations

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Revenue:
Rooms	$8,030,531	$9,429,365
Food and beverage	2,261,231	2,672,996
Other hotel income	306,306	521,902
	10,598,068	12,624,263

Expenses:
Hotel expenses:
Rooms	1,316,343	1,689,578
Food and beverage	1,666,118	2,068,573
Other hotel expense	55,397	346,004
Administrative and general	923,803	1,247,659
Sales and marketing	842,822	848,424
Franchise fees	203,415	232,880
Property taxes, insurance and other	448,504	616,016
Utilities	244,648	332,016
Repairs and maintenance	353,983	463,784
Management fees	317,942	378,728
Depreciation	1,492,575	1,627,636
	7,865,550	9,851,298

Other operating expenses:
Asset management fees	45,000	60,000
	45,000	60,000

Income from operations	2,687,518	2,712,965

Other expenses:
Interest expense	623,644	965,834
Interest expense - amortization of deferred financing costs	243,359	146,015
	867,003	1,111,849

Net income	$1,820,515	$1,601,116

See notes to financial statements.

HEI Stoneleigh Hotel LLC

Statements of Changes in Member's Equity (Deficit)

Balance, January 1, 2014	$4,084,632
Contributions	2,521,459
Distributions	(3,136,310)
Net income	1,601,116

Balance, December 31, 2014	5,070,897
Contributions	4,563,393
Distributions	(19,075,860)
Net income	1,820,515

Balance, September 30, 2015	$(7,621,055)

See notes to financial statements.

HEI Stoneleigh Hotel LLC

Statements of Cash Flows
	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Cash flows from operating activities:
Net income	$1,820,515	$1,601,116
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,492,575	1,627,636
Amortization of deferred financing costs	243,359	146,015
Changes in:
Accounts receivable	(571,655)	255,776
Inventories	(7,565)	5,733
Prepaid expenses and other assets	488,402	(2,528)
Accounts payable and accrued expenses	100,278	186,667
Accrued property taxes	493,400	10,397
Advance deposits	80,914	85,867
Due from affiliates	(287,536)	(145,879)
Other liabilities	(37,500)	(50,000)
Net cash provided by operating activities	3,815,187	3,720,800

Cash flows from investing activities:
Additions to hotel operating property	(4,633,346)	(2,381,167)
Restricted cash	184,392	(258,591)
Net cash used in investing activities	(4,448,954)	(2,639,758)

Cash flows from financing activities:
Proceeds from loan payable	35,000,000	-
Payments of mortgage payable	(20,000,000)	-
Additions to deferred financing costs	(245,846)	-
Member capital contributions	4,563,393	2,521,459
Member capital distributions	(19,075,860)	(3,136,310)
Net cash provided by (used in) financing activities	241,687	(614,851)

(Decrease) increase in cash and cash equivalents	(392,080)	466,191

Cash and cash equivalents:
Beginning of year	1,192,106	725,915

End of year	$800,026	$1,192,106

Supplemental disclosure of cash flow information:
Interest paid	$631,740	$963,195

Supplemental disclosure of non-cash transaction:
Accrual of Tax Increment Financing receivable	$—	$502,584

See notes to financial statements.

HEI Stoneleigh Hotel LLC

Notes to Financial Statements
________________________________________________________________________________________

Note 1.	Nature of Business and Significant Accounting Policies
HEI Stoneleigh Hotel LLC (the Company), a Delaware limited liability company, was formed on October 11, 2012, for the purpose of acquiring and operating the Le Méridien Stoneleigh Hotel (the Hotel), a 176 room full-service hotel located in Dallas, Texas with two food and beverage outlets, an outdoor swimming pool, fitness center and a business center.

At September 30, 2015 and December 31, 2014, the Company’s sole member is HEI Hospitality Fund Holdings III, L.P. (the Owner), a subsidiary of a fund managed by HEI Hotels and Resorts (HEI). The Company will terminate upon sale or distribution of all the investments, all affairs of the Company will be completed and the certificate of formation will be cancelled in the manner required, as defined in the operating agreement. All profits, losses, distributions and contributions are allocated to the Owner.

On November 20, 2015, the Hotel was sold to an unaffiliated third party (Note 9).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements as well as funding payroll.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At September 30, 2015 and December 31, 2014, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and tenant improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 10 years for building improvements, 10 years for land improvements, 3 to 10 years for furniture, fixtures, and equipment and the lesser of the economic life or life of the lease for tenant improvements.

HEI Stoneleigh Hotel LLC

Notes to Financial Statements
________________________________________________________________________________________

Note 2.	Summary of Significant Accounting Policies (Continued)
Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the period ended September 30, 2015 and year ended December 31, 2014.

Deferred financing costs: Deferred financing fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method. Upon refinancing, any unamortized financing costs are written off and included in interest expense – amortization of deferred financing costs on the accompanying statement of operations.

Fair value of financial instruments: The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 2015 and December 31, 2014 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The carrying value of debt approximates fair value as the interest rate is based on market. The Company’s financial instruments also includes cash equivalents, accounts receivable, accounts payable and accrued liabilities, and are carried at cost which approximates fair value due to the short-term maturity of these instruments.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Tax Incremental Financing Receivable (TIF): In connection with the re-development of the Hotel, the City of Dallas, TX had authorized TIF funding for various development projects at the Hotel. During 2015, the Company received $502,584 for qualified improvements in 2014. As such, the Company recorded this amount as a reduction in the basis of the building and improvements and recorded the amount as other receivables. At December 31, 2014 this is included within prepaid and other assets in the accompanying balance sheets.

HEI Stoneleigh Hotel LLC

Notes to Financial Statements
________________________________________________________________________________________

Note 2.	Summary of Significant Accounting Policies (Continued)
Income taxes: The Company has elected to be taxed as a limited liability company and as such does not pay income taxes on their taxable income. Instead, the Member is liable for income taxes that result from the taxable income of the Company. The Company is subject to the statutory requirements of the state in which they conduct business.

The Company evaluates tax positions taken or expected to be taken in the course of preparation for the tax returns of the Owner to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. Since the Company is a single member LLC, all taxable income and losses are allocable to the Owner for inclusion in the Owner's tax return. For the nine months ended September 30, 2015 and the year ended December 31, 2014, management has determined that there are no material uncertain income tax positions.

Note 3.	Investment in Hotel Property
At September 30, 2015 and December 31, 2014, investment in hotel property consists of the following:

	September 30, 2015	December 31, 2014

Land	$4,203,778	$4,203,778
Buildings and improvements	20,114,347	17,926,721
Furniture, fixture and equipment	7,617,748	5,172,028
Site Improvements	61,112	61,112
	31,996,985	27,363,639
Less accumulated depreciation	(4,415,135)	(2,922,560)
Investment in hotel property, net	$27,581,850	$24,441,079

Note 4.	Mortgage Note Payable
On May 23, 2013, the Company entered into a mortgage loan agreement with an aggregate principal balance of $20,000,000. The loan was interest-only at a fixed rate of 4.75% and required payment in full of the outstanding principal balance and accrued interest at the initial maturity date of May 22, 2016. The loan had two-one year extension options pursuant to the loan agreement. On June 17, 2015, the Company refinanced its mortgage with a loan that provides advances up to $40,000,000. At the time of the closing of the loan, the Company was advanced $35,000,000, which paid off the existing mortgage and any accrued interest on the property. The term of the facility is for one year with an option to extend for one year should the Company meet certain criteria as defined within the agreement. In addition, there are financial covenants which the Company needs to meet at the end of the initial term and in connection with the exercise of the one year extension. The loan bears interest at Daily London Interbank Offering Rate (LIBOR) plus 225 basis points (2.45% at September 30, 2015). At September 30, 2015, the balance on the loan was $35,000,000.

In connection with the sale of the property to an unrelated third party (Note 9), the outstanding balance of the mortgage loan was repaid in its entirety.

HEI Stoneleigh Hotel LLC

Notes to Financial Statements
________________________________________________________________________________________

Note 5.	Related Party Transactions
The Company entered into an agreement with an affiliate of the Owner to perform property management (the HEI Property Management Agreement) and other services for the Hotel. Commencing on January 3, 2013, the initial term of the HEI Property Management Agreement ends on December 31, 2027. Pursuant to the terms of the HEI Property Management Agreement, a base annual management fee of 3 percent of gross revenues of the Hotel, as defined, and an incentive fee, as calculated per the terms of the agreement, are required. For the nine months ended September 30, 2015 and the year ended December 31, 2014, the Company incurred $317,942 and $378,728, respectively, of base management fees. For the nine months ended September 30, 2015 and the year ended December 31, 2014, there were no incentive management fees incurred.

Note 6.	Asset Management Fees
On December 5, 2012, the Company entered into an asset management agreement with an affiliate of the former owner of the hotel to perform certain pre- and post- acquisition asset management services and administrative oversight with respect to the operations and the management of the Hotel (the Asset Management Agreement). In connection with this agreement, the Company will pay the asset manager a monthly base fee of $5,000 per month. Should the property manager earn an incentive fee, the asset manager will be entitled to receive that fee as calculated per the terms of the Asset Management Agreement. Additionally, should the asset manager assist in obtaining a discounted loan purchase, the asset manager will be entitled to a fee as described within the Asset Management Agreement. For the nine months ended September 30, 2015 and the year ended December 31, 2014, the Company incurred $45,000 and $60,000, respectively, of asset management fees. For the nine months ended September 30, 2015 and the year ended December 31, 2014, there were no incentive fees incurred.

Note 7.	Franchise Agreement
The Company operates its hotel pursuant to a franchise agreement with Starwood International, Inc. for a twenty-year period beginning January 31, 2013. In accordance with the terms of the agreement, the Company is required to pay monthly license fees of 3 percent of gross room sales and system programs and service charge fees as follows:

•	reservation fee pursuant to the terms of the franchise agreement

•	a marketing fee calculated as 1 percent of gross room sales

•	an SPG fee for participation in the SPG Program pursuant to the franchise agreement

•	a global sales fee calculated as 0.239 percent of gross room sales, plus 6 percent of gross room sales generated by Global Sales Program leads

In connection with the execution of the franchise agreement, the Company received $1,000,000 key money which is being amortized over the twenty-year term of the franchise agreement and recorded within franchise fees within the accompanying statement of operations. The outstanding liability is included in other liabilities within the accompanying balance sheets. Franchise fees (including the amortization of key money liability) incurred for the nine months ended September 30, 2015 and the year ended December 31, 2014 were $203,415 and $232,880, respectively.

Note 8.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

HEI Stoneleigh Hotel LLC

Notes to Financial Statements
________________________________________________________________________________________

Note 9.	Subsequent Event
On October 23, 2015, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $70,000,000. The sale of the Hotel was completed on November 20, 2015. In connection with the sale, the acquirer paid off any existing amounts due under the mortgage note payable. HEI was retained to manage and operate the Hotel under a separate contract.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through February 8, 2016, the date the financial statements were available to be issued.